"POWER OF ATTORNEY"
"Know all by these presents, that I hereby constitute and appoint Richard J." "Dalton and Lyne B. Andrich, EVP/COO and EVP/CFO, respectively, of CoBiz" "Financial Inc., each signing singly, my true and lawful attorneys-in-fact to:"

"(1) Execute for and on my behalf, in my capacity as an officer and/or " "director of CoBiz Financial Inc. (the ""Company""), Forms 3, 4 and 5 in " "accordance with Section 16(a) of the Securities Exchange Act of 1934 " "and the rules thereunder; "

" (2)  Do and perform any and all acts for and on my behalf which"
"may be necessary or desirable to complete and execute any such"
"Form 3, 4 and 5 and timely file such form with the United States Securities" "and Exchange Commission and any stock exchange or similar authority; and"

" (3) Take any other action of any type whatsoever in connection with the " "foregoing which, in the opinion of such attorneys-in-fact, may be of " "benefit to me, in my best interest, or legallyrequired by me, "
"it being understood that the documents executed by such attorneys-in-fact on " "my behalf pursuant to this Power of Attorney shall be in such form and shall " "contain such terms and conditions as such attorneys-in-fact may "
"approve in either's discretion. "

"I hereby grant to such attorneys-in-fact full power and authority " "to do and perform any and every act and thing whatsoever requisite, " "necessary, or proper to be done in the exercise of any of the rights " "and powers herein granted, as fully to all intents and purposes as I " "might or could do if personally present, with full power of " "substitution or revocation, hereby ratifying and confirming all that " "such attorneys-in-fact, or such attorneys-in-fact's substitute or " "substitutes, shall lawfully do or cause to be done by virtue of this " "power of attorney and the rights and powers herein granted. "
" I acknowledge that the foregoing attorneys-in fact, in serving in " "such capacity at my request, are not assuming, "
"nor is the Company assuming, any of my responsibilities to "
"comply with Section 16 of the Securities Exchange Act of 1934. "

"This Power of Attorney shall remain in full force and effect until I am no " "longer required to file Forms 3, 4 and 5 with respect to my holdings of " "and transaction in securities issued by the Company, unless earlier"
" revoked by me in a signed writing delivered to the foregoing attorneys-in-" "fact. "

"IN WITNESS WHEREOF, I have caused this Power of Attorney to be "
"executed as of this 10th day of June, 2009."

"Christopher Huss"
"Christopher Huss"